THE ALGER FUNDS

THE ALGER FUNDS II

THE ALGER INSTITUTIONAL FUNDS

ALGER GLOBAL EQUITY FUND

THE ALGER PORTFOLIOS

THE ALGER ETF TRUST

(each, an “Open-End Fund”)

ALGER NEXT GEN GROWTH FUND

(the “Closed-End Fund” and together with the Open-End Funds,

the “Trusts” and each, a “Trust”)

POWER OF ATTORNEY AND ELECTRONIC SIGNATURE ATTESTATION

Each person whose signature appears below hereby constitutes and appoints Hal Liebes, Tina Payne, and Michael D. Martins, and each of them, with full power to act without the other, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities and as permitted by applicable law (until revoked in writing) to sign each Open-End Fund’s Registration Statements on Form N-1A and Form N-14, as applicable (including pre-effective amendments, post-effective amendments, and amendments thereto), or other filings made with the Securities and Exchange Commission (the “SEC”) or any state regulatory agency or authority applicable to the Open-End Fund, and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC or any state regulatory agency or, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Each person whose signature appears below hereby further constitutes and appoints Hal Liebes, Tina Payne, and Michael D. Martins, and each of them, with full power to act without the other, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities and as permitted by applicable law (until revoked in writing) to sign the Closed-End Fund’s Registration Statements on Form N-2 and N-14, as applicable (including pre-effective amendments, post-effective amendments, and amendments thereto), sign Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, do and perform any and all acts that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or amendment thereto, and any successor forms adopted by the SEC, and the filing of such form with the SEC and any other authority, including preparing, executing and filing Form ID with the SEC, or sign other filings made with the SEC or any state regulatory agency or authority applicable to the Closed-End Fund, and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC or any state regulatory agency or, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Each person whose signature appears below hereby acknowledges and agrees that, in accordance with Rule 302(b)(2) of Regulation S-T, the use of an electronic signature upon filings with the SEC, as permitted by Rule 302(b)(1) of Regulation S-T, shall be the legal equivalent of his/her manual signature for purposes of authenticating the signature to the filings for which it is provided. Each Trust hereby is authorized to attach each such person’s electronic signature in the form of “/s/ [NAME OF UNDERSIGNED]” to such filings following procedures under Rule 302 and other requirements that, among other things, authenticate his/her identity and logically associate his/her signature to the document in question. Each person whose signature appears below understands that s/he may not repudiate any such electronic signature filed with the SEC.

Each person whose signature appears below understands that each Trust will retain this document for as long as s/he may use an electronic signature to satisfy the requirements of Rule 302(b)(1), and for a minimum period of seven years after the date of the most recent electronically-signed “authentication document” (as that term is defined in Rule 302(b)(1)). S/he further understand that, upon request, each Trust will furnish to the SEC or its staff a copy of this document.

This Power of Attorney and Electronic Signature Attestation may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney and Electronic Signature Attestation as of the 16th day of December, 2025.

Signature	Title
/s/ Hal Liebes	President (Principal Executive Officer)
Hal Liebes

/s/ Michael D. Martins	Treasurer (Principal Accounting Officer, Principal Financial Officer)
Michael D. Martins

/s/ Hilary M. Alger	Trustee
Hilary M. Alger

/s/ Charles F. Baird, Jr.	Trustee
Charles F. Baird, Jr.

/s/ Jean Brownhill	Trustee
Jean Brownhill

/s/ Susan L. Moffet	Trustee
Susan L. Moffet

/s/ Jay C. Nadel	Trustee
Jay C. Nadel

/s/ David Rosenberg	Trustee
David Rosenberg

/s/ Nathan E. Saint-Amand, M.D.	Trustee
Nathan E. Saint-Amand, M.D.

/s/ Tina Payne
/s/ Tina Payne	Secretary, Chief Legal Officer, Chief Compliance Officer

Subscribed and sworn to or affirmed before me this 16th day of December in the year 2025

/s/ Ryan Craig	Ryan Craig Notary Public, State of New York Reg. No. 02CR0014306 Qualified in Kings County Commission Expires October 10, 2027
Notary Public